                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                 -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                    0-23108                    Not required
       --------                    -------                    ------------
(State of organization)     (Commission File Number)         (I.R.S. Employer
                                                            Identification No.)
     c/o Discover Bank
     12 Read's Way
     New Castle, Delaware                                          19720
     --------------------                                          -----
     (Address of principal                                       (Zip Code)
     executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                           Name of each exchange
Title of each class                                         on which each class
to be so registered                                         is to be registered
-------------------                                         -------------------
     None                                                           None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2002-5 Floating Rate Class A Credit Card Pass-Through Certificates Series 2002-5 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)



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Item 1.    Description of Registrant's Securities to be Registered.

                  Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated April 17, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556) and "The Certificates" on pages S-30 to S-43 of the Prospectus Supplement dated December 4, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556).

Item 2.    Exhibits

           Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                             4.1 of Discover Card Master Trust I's
                             Registration Statement on Form S-1
                             (Registration No. 33-71502), filed on
                             November 10, 1993).

           Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

           Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

           Exhibit 4.1(d) Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank

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                             (formerly Greenwood Trust Company) as Master
                             Servicer, Servicer and Seller and U.S. Bank
                             National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

           Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

           Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

           Exhibit 4.2 Series Supplement, dated as of December 11, 2002, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2002-5, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit
                             4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated December 11, 2002).

           Exhibit 99.1 Prospectus Supplement dated December 4, 2002 and Prospectus dated April 17, 2002 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2002-5.

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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Discover Card Master Trust I
                                                  (Registrant)

                                               By: Discover Bank
                                                  (Originator of the Trust)


Dated: December 11, 2002                       By: /s/ Michael F. Rickert
                                                   --------------------------
                                                       Michael F. Rickert
                                                       Vice President,
                                                       Chief Accounting Officer
                                                       and Treasurer

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                                  EXHIBIT INDEX


    Exhibit No.                                                             Page
    -----------                                                             ----

        4.1(a)    Pooling and Servicing Agreement, dated as of October 1,    ---
                  1993, between Discover Bank (formerly Greenwood Trust
                  Company) as Master Servicer, Servicer and Seller and
                  U.S. Bank National Association (formerly First Bank
                  National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                  Exhibit 4.1 of Discover Card Master Trust I's
                  Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

        4.1(b)    First Amendment to Pooling and Servicing Agreement,        ---
                  dated as of August 15, 1994, between Discover Bank
                  (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                  Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover
                  Card Master Trust I's Current Report on Form 8-K, dated
                  August 1, 1995 and filed on August 10, 1995, File No.
                  0-23108).

        4.1(c)    Second Amendment to Pooling and Servicing Agreement,       ---
                  dated as of February 29, 1996, between Discover
                  Bank (formerly Greenwood Trust Company) as Master
                  Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover
                  Card Master Trust I's Current Report on Form 8-K, dated
                  April 30, 1996 and filed on May 1, 1996, File No.
                  0-23108).

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        4.1(d)    Third Amendment to Pooling and Servicing Agreement,        ---
                  dated as of March 30, 1998, between Discover Bank
                  (formerly Greenwood Trust Company) as Master Servicer,
                  Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                  Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

        4.1(e)    Fourth Amendment to Pooling and Servicing Agreement,       ---
                  dated as of November 30, 1998, between Discover Bank
                  (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                  Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover
                  Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

        4.1(f)    Fifth Amendment to Pooling and Servicing Agreement         ---
                  dated as of March 30, 2001, between Discover Bank
                  (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                  Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover
                  Card Master Trust I's Current Report on Form 8-K dated
                  March 30, 2001, File No. 0-23108).

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        4.2       Series Supplement, dated as of December 11, 2002,
                  between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2002-5, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated December 11, 2002).

        99.1 Prospectus Supplement dated December 4, 2002 and Prospectus dated April 17, 2002 with respect to the Floating Rate Class A Credit Card Pass-Through
                  Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2002-5.


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